Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of CNL Lifestyle Properties, Inc. of our report dated March 31, 2014, relating to the financial statements and financial statement schedules of CNL Lifestyle Properties, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

May 2, 2014